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Exhibit 10.42

[DAVID J. TEECE LETTERHEAD]

September 5, 2002

Board of Directors
LECG, LLC
2000 Powell Street, Suite 600
Emeryville, CA 94608

Dear Sirs and Madam:

This letter constitutes my commitment to make up to $2 million of emergency funds, in the form of debt subordinated to LECG's senior bank debt, available to LECG through October 30, 2002. Such funds, if required, should be requested in writing two business days prior to a draw-down. If advanced, the principal would bear interest at a rate equal to the current Prime Rate plus 3.5% payable in arrears, plus reimbursement for any legal expenses incurred in connection herewith.

Sincerely yours,
/s/ DAVID J. TEECE David J. Teece

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  Exhibit 10.42